UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2020

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 par value	SPN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 17, 2020, Superior Energy Services, Inc. (the “Company”) was notified by the New York Stock Exchange (“NYSE”) that due to the Company’s failure to maintain an average global market capitalization over a consecutive 30-day trading period of at least $15 million, pursuant to Section 802.01B of the NYSE Listed Company Manual, the NYSE had determined to commence proceedings to delist the Company’s common stock from the NYSE.

Trading of the Company’s common stock was suspended effective as of approximately 4:00 p.m. Eastern Time on September 17, 2020. The NYSE will apply to the Securities and Exchange Commission (“SEC”) to delist the Company’s common stock upon completion of all applicable procedures. The Company does not intend to appeal the staff’s determination and, accordingly, the Company expects that its common stock will be delisted.

The Company anticipates that, effective September 18, 2020, its common stock will commence trading on the OTCQX marketplace (the “OTCQX”) under the trading symbol “SPNX”. The Company’s transition to the OTCQX is not expected to affect the Company’s business operations.

The OTCQX is a significantly more limited market than the NYSE, and quotation on the OTCQX may result in a less liquid market available for existing and potential stockholders to trade the Company’s common stock and could further depress the trading price of the Company’s common stock. The Company can provide no assurance that its common stock will continue to trade on the OTCQX, whether broker-dealers will continue to provide public quotes of the Company’s common stock on the OTCQX, whether the trading volume of the Company’s common stock will be sufficient to provide for an efficient trading market or whether quotes for the Company’s common stock may be blocked by the OTC Markets Group in the future.

The Company expects to continue to make all required SEC filings and remain subject to SEC rules and regulations applicable to reporting companies under the Securities Exchange Act of 1934, as amended.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on September 17, 2020, announcing the NYSE’s suspension of trading and commencement of delisting procedures and that the Company’s common stock is expected to begin trading on the OTCQX on September 18, 2020. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains, and future oral or written statements by the Company and its management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s business operations, financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause the Company’s actual results to differ materially from such statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Form 10-K, the Company’s Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and those set forth from time to time in the Company’s other periodic filings with the SEC, which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Superior Energy Services, Inc. on September 17, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Westervelt T. Ballard, Jr.
Westervelt T. Ballard, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

Dated: September 18, 2020

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